EXHIBIT 10.15

CHENIERE ENERGY, INC.
2015 LONG-TERM CASH INCENTIVE PLAN

PHANTOM UNIT AWARD AGREEMENT

1.Award of Phantom Units. Cheniere Energy, Inc., a Delaware corporation (“Company”), hereby awards to the undersigned Participant (“Participant”) a cash-based award (the “Award”) of phantom units (the “Units”), each of which is a notional unit of common stock, $0.003 par value per share, of the Company (“Common Stock”), subject to and in accordance with the terms and conditions of this Phantom Unit Award Agreement (this “Agreement”). The total number of Units awarded to Participant pursuant to this Award is set forth on the signature page hereto, and such Units shall be subject to vesting on the applicable vesting dates set forth herein. The Units hereunder are awarded effective as of the date set forth on the signature page hereto (the “Grant Date”) under the Company’s 2015 Long-Term Cash Incentive Plan (as amended or restated from time to time, the “Plan”) pursuant to the Company’s 2014-2018 Long-Term Cash Incentive Program (the “Cash LTIP”) in respect of the 2014 Performance Period. Unless otherwise defined in this Agreement, capitalized terms used herein shall have the meanings assigned to them in the Cash LTIP.

2.Effect of the Plan. The Units granted to Participant are subject to all of the provisions of the Plan and this Agreement, together with all of the rules and determinations from time to time issued by the Committee and/or the Board pursuant to the Plan; provided, however, that in the event of a conflict between any provision of the Plan and this Agreement or between any provision of the Cash LTIP and this Agreement, the provisions of this Agreement shall control but only to the extent such conflict is permitted under the Plan. Except as otherwise provided in a written agreement with Participant, the Company hereby reserves the right to amend, modify, restate, supplement or terminate the Plan without the consent of Participant, so long as such amendment, modification, restatement or supplement shall not materially reduce the rights and benefits available to Participant hereunder, and this Agreement shall be subject, without further action by the Company or Participant, to such amendment, modification, restatement or supplement unless provided otherwise therein.

3.Transferability. Participant shall not have any power or right to transfer, assign, pledge, exchange, hypothecate, encumber or otherwise dispose of any portion of any amount payable hereunder (by operation of law or otherwise), other than the right to receive payment in settlement of Units pursuant to Participant’s will or the laws of descent or distribution, and any attempt to do so shall be null and void and unenforceable. Should Participant die before receiving payment of amounts vested and payable under Paragraphs 4 or 5, such amounts shall be paid to Participant’s estate. The amounts payable hereunder shall not be subject to attachment, garnishment, levy, execution or any other legal or equitable process.

4.Restricted Period; Vesting. Subject to Participant’s continued provision of services through the applicable vesting date and except as otherwise provided in Paragraph 5 below, the

Units shall vest and become payable as provided in Paragraph 6 below as follows: one-third (1/3rd) of the Units shall become vested and payable on February 1 of the calendar year commencing immediately after the calendar year in which the Grant Date occurs; an additional one-third (1/3rd) of the Units shall become vested and payable on February 1 of the second (2nd) calendar year commencing after the calendar year in which the Grant Date occurs; and the remainder of the Units shall become vested and payable on February 1 of the third (3rd) calendar year commencing after the calendar year in which the Grant Date occurs. The period from the date hereof until any Units become vested and payable shall be referred to as the “Restricted Period.” If an installment of the vesting and release of Units from the Restricted Period covers a fractional Unit, such installment will be rounded to the next lower Unit, except the final installment, which will be for the balance of the total Units.

5.Termination of Services; Change in Control. Except as otherwise provided in this Paragraph 5, in the event of the termination, resignation, or removal of Participant from services to Company and its Affiliates for any reason, any Units not then vested shall not vest and shall, without further action of any kind by the Company or Participant, immediately be forfeited by Participant. Notwithstanding the foregoing, the Units not then vested shall become vested in full immediately upon (a) the termination of Participant’s services to the Company or an Affiliate (1) by the Company or an Affiliate without Cause (as defined in the Plan, subject to the proviso below), (2) by the Company or an Affiliate due to the Disability of Participant while performing Continuous Service or (3) due to the death of Participant while performing Continuous Service or (b) the consummation of a Change of Control during Participant’s Continuous Service.

A termination of Participant’s service with the Company or an Affiliate as a result of the termination or expiration of an applicable consulting agreement without Cause (as defined in the Plan) shall be treated as a termination of services by the Company without Cause for purposes of this Agreement, provided, however, that the termination or expiration of the consulting agreement following an offer by the Company or an Affiliate to extend or renew such consulting agreement on substantially similar or better terms and conditions shall not be deemed to be a termination of services by the Company without Cause.

Notwithstanding anything herein to the contrary, vesting of outstanding and unvested Units will not be accelerated as a result of a termination by the Company or an Affiliate without Cause or due to the Disability of Participant, in each case, unless Participant (or Participant’s beneficiaries or estate) shall execute and deliver to the Company (and not revoke) a fully effective release of claims in the form, if any, as may be required by, and in such form provided by, the Company, within sixty (60) days after the date of termination. Notwithstanding anything in the previous sentence to the contrary, if a release is required by the Company as a condition of such acceleration of vesting and lapse of forfeiture restrictions, and such release is not timely executed and delivered by Participant, or if such release is timely executed but is subsequently revoked by Participant, any Units which were unvested as of the date of termination shall be deemed cancelled and forfeited as of such date of termination of employment.

6.Time and Form of Payment. To the extent a Unit shall become vested and payable pursuant to Paragraph 4 or Paragraph 5, Participant shall receive a payment in cash in the amount (less applicable withholding) equal to the product of (a) the Fair Market Value (as defined in the Plan) of a share of Common Stock on the applicable vesting date and (b) the number of Units that become vested and payable on such vesting date. Such cash payment shall be made as soon as administratively practicable following the applicable vesting date, but in no event later than the sixtieth (60th) day following the date on which vesting occurs; provided, however, that any payment in respect of Units for which vesting is accelerated subject to the release of claims under Paragraph 5 that would otherwise be made prior to the sixtieth (60th) day after the date of termination, such payment shall be made on the sixtieth (60th) day after the date of termination.

7.Ownership Rights. A Unit is a notional unit of Common Stock of the Company and, as a result, does not provide or give rise to any right to a share of Common Stock or to receive the Fair Market Value of a share of Common Stock except as specifically provided in this Agreement. During the Restricted Period, any distribution in the form of cash paid or delivered by the Company on a share of Common Stock shall not entitle Participant to any distribution (whether in cash, Common Stock, Units or otherwise) with respect to any Unit.

8.Limitation on Rights. The Award has been established voluntarily by the Company, is discretionary in nature and may be modified, suspended or terminated by the Company at any time, as provided in this Agreement. This Award does not create a right to employment with the Company or any of its subsidiaries and does not interfere with the ability of the Company or its Affiliates to terminate Participant’s services at any time with or without cause. Participant’s acceptance of this Award and the Units is voluntary. The future value of the Units is unknown and cannot be predicted with certainty. No claim or entitlement to compensation or damages arises from forfeiture or termination of the Units or diminution in value of the Units and Participant irrevocably releases the Company and its Affiliates from any such claim that may arise. Except as otherwise provide in Paragraph 5 hereof, in the event of Participant’s termination of services to the Company or its Affiliates, Participant’s right to the Units under this Agreement will terminate effective as of (a) the date that Participant no longer provides services to the Company or its Affiliates or (b) if earlier, the date Participant gives or receives notice for termination of Participant’s services.

9.No Right to Future Grants. This Award is voluntary and occasional and does not create any contractual or other right to receive future Units or other awards or benefits in lieu of this Award even if Units or other awards or benefits have been granted repeatedly in the past. All decisions with respect to future grants of Units or other awards, if any, will be at the sole discretion of the Company. The Units granted under this Agreement are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company and are outside the scope of Particpant’s consulting agreement, if any.

10.Extraordinary Item of Compensation. This Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-term service awards, pension or retirement benefits or similar payments. Moreover, this Award and this

Agreement and the rights hereunder are not part of Participant’s consulting agreement with the Company or any Affiliate. This Award will not be interpreted to form an employment contract or relationship with the Company; and furthermore, this Award will not be interpreted to form an employment contract with the Company or any subsidiary or Affiliate of the Company.

11.Adjustments. In the event of any distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of Company, issuance of warrants or other rights to purchase Common Stock or other securities of Company, or other similar transaction or event affects the Common Stock, then the Company shall, in such manner as it may deem equitable, make adjustments to the terms and provisions of this Agreement in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available hereunder.

12.Certain Restrictions. By accepting this Award, Participant acknowledges that he or she has received a copy of the Plan and agrees that Participant will enter into such written representations, warranties and agreements and execute such documents as the Company may reasonably request in order to comply with applicable securities and other applicable laws, rules or regulations, or with this document or the terms of the Plan.

13.Amendment and Termination; Waiver. This Agreement, together with the Plan, constitutes the entire agreement by Participant and the Company with respect to the subject matter hereof, and supersedes any and all prior agreements or understandings between Participant and the Company with respect to the subject matter hereof, whether written or oral. Except as provided otherwise in Paragraph 2, this Agreement may not be amended or terminated by the Company without the written consent of Participant, provided Company may amend this Agreement unilaterally (a) as provided in the Plan and/or Cash LTIP or (b) if Company determines that an amendment is necessary to comply with applicable law (including the requirements of the Internal Revenue Code of 1986, as amended (the “Code”)). Any provision for the benefit of the Company contained in this Agreement may be waived in writing, either generally or in any particular instance, by the Company. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

14.Unsecured Obligation. The Company’s obligation under this Agreement shall be an unfunded and unsecured promise. Participant’s right to receive the payments and benefits contemplated hereby from the Company under this Arrangement shall be no greater than the right of any unsecured general creditor of the Company, and Participant shall not have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between Participant and the Company or any other person.

15.Tax Reporting and Tax Payment Liability.     The Company’s obligation to make payments in respect of the Units is subject to the satisfaction of any and all applicable tax withholding requirements, including, without limitation, in relation to any United Kingdom income tax and national insurance contributions through operation of the PAYE system. Regardless of any action the Company or an Affiliate takes with respect to any or all income tax, social insurance (including national insurance), payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and the Company and its Affiliates (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the grant or vesting of the Units and the payment of cash and (b) do not commit to structure the terms of the Award or any aspect of the Units or the Award to reduce or eliminate Participant’s liability for Tax-Related Items. Participant authorizes the Company and its Affiliates to withhold all applicable Tax-Related Items legally payable by Participant from Participant’s wages or other cash compensation (including payments made pursuant to Paragraph 2 of the Agreement) paid to Participant by the Company and its Affiliates.

16.Authorization of Withholding, Deduction of Payment Within 30 Days. Participant agrees and authorizes that any withholding, deduction or payment indicated in Section 13 must occur within 30 days of the grant, vesting and settlement of the Units. Participant acknowledges that failure to withhold, deduct or pay income tax within the 30-day period may result in an additional income tax charge arising.

17.Data Privacy Consent. Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this document by and among, as applicable, the Company and any of its subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in this Award. Participant understands that the Company and its Affiliates hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Units or any other entitlement with respect thereto awarded, canceled, vested, unvested or outstanding in Participant’s favor, for the purpose of implementing, administering and managing this Award (“Data”). Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of this Award, that these recipients may be located in Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Company’s Vice President of Human Resources and Administration. Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in this Award. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in this Award. Participant understands that Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Vice President of Human Resources and Administration. Participant understands, however, that refusing or withdrawing of consent may affect Participant’s ability to participate in this Award. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant may contact the Company’s Vice President of Human Resources and Administration.

18.Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware to the extent federal law does not supersede and preempt Delaware law (in which case such federal law shall apply).

19.Severability; Interpretive Matters. In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as of the illegal, invalid, or unenforceable provision had never been included herein. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural and vice versa. The captions and headings used in the Agreement are inserted for convenience and shall not be deemed a part of the Agreement granted hereunder for construction or interpretation.

20.Counterparts. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same force and effect as if the signature thereto and hereto were upon the same instrument.

[Remainder of Page Blank - Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date indicated below.

COMPANY:
CHENIERE ENERGY, INC.
By:
Name:	Ann Raden
Title:	Vice President, Human Resources & Administration

I hereby accept the Award subject to all of the terms and provisions hereof. I acknowledge and agree that the Award shall vest and become payable, if at all, only during the period of my continued service with the Company or as otherwise provided in the Agreement (not through the act of issuing the Award).

PARTICIPANT:

By:
Name:

Total Number of Units: _________________
Grant Date: ___________, 2015

[Signature Page - 2014-2018 Long-Term Cash Incentive Program - 2014 Performance Period]

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